Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kenexa Corporation

Wayne, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-137662) and Form S-8 (No. 333-136486 and 333-129475) of Kenexa Corporation and subsidiaries, Inc. of our report dated March 16, 2007, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K/A.

/s/ BDO Seidman, LLP

Philadelphia, Pennsylvania

November 24, 2008